EXHIBIT 1.1

EXECUTION COPY

ONEOK, INC.

5.20% Notes due 2015

6.00% Notes due 2035

UNDERWRITING AGREEMENT

June 14, 2005

CITIGROUP GLOBAL MARKETS INC.

UBS SECURITIES LLC

As Representatives of the several Underwriters

c/o CITIGROUP GLOBAL MARKETS INC.

      388 Greenwich Street

      New York, New York 10013

Ladies and Gentlemen:

ONEOK, Inc., an Oklahoma corporation (the “Company”), proposes to issue and sell $400,000,000 aggregate principal amount of the Company’s 5.20% Notes due 2015 (the “5.20% Notes”) and $400,000,000 aggregate principal amount of the Company’s 6.00% Notes due 2035 (the “6.00% Notes”, and together with the 5.20% Notes, the “Securities”) to be issued pursuant to an Indenture, dated as of December 28, 2001, between the Company and SunTrust Bank, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated January 28, 2003, a Second Supplemental Indenture to be dated June 17, 2005 and a Third Supplemental Indenture to be dated June 17, 2005 (collectively, the “Indenture”). The Securities will be sold to the underwriters named in Schedule I (collectively, the “Underwriters”) for whom Citigroup Global Markets Inc. and UBS Securities LLC are acting as representatives (the “Representatives”).

The purchase price per note for the Securities to be paid by the Underwriters shall be agreed upon by the Company and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the “Price Determination Agreement”). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Underwriting Agreement (this “Agreement”), as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to “this Agreement” and to the phrase “herein” shall be deemed to include the Price Determination Agreement.

On May 9, 2005, the Company entered into the following agreements with certain affiliates (the “Koch Entities”) of Koch Industries, Inc. (“Koch”) in connection with its acquisition of the natural gas liquids businesses owned by Koch and affiliates: (i) the Limited Liability Company Membership Interest and Stock Purchase Agreement with Koch Hydrocarbon Management Company, LLC (the “MCBU Equity Agreement”); (ii) the Asset Purchase Agreement with Koch Pipeline Company, L.P. (the MCBU Assets Agreement”); (iii) the Limited Liability Company Membership Interest Purchase Agreement with Koch Holdings Enterprises, LLC (the “MBBU Agreement”); and (iv) the Limited Liability Company Membership Interest Purchase Agreement with Koch Hydrocarbon Management Company, LLC (the “VESCO Agreement” and together with the MCBU Equity Agreement, the MCBU Assets Agreement and the MBBU Agreement, the “Purchase Agreements”).

The Company confirms, as follows, its agreements with the Underwriters.

1.	Agreement to Sell and Purchase. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, the principal amount of the Securities, all at the purchase prices to be agreed upon by the Underwriters and the Company as set forth in the Price Determination Agreement.

2.	Delivery and Payment.

(a)	Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price by wire transfer in immediately available funds to an account designated in writing by the Company to the Underwriters. Such payment shall be made at such time on the third business day after the date on which the first bona fide offering of the Securities is made by the Underwriters, or at such time on such other date, not later than ten business days after such first offering date, as may be agreed upon by the Company and the Underwriters (such date is hereinafter referred to as the “Closing Date”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(b)	Certificates evidencing the Securities shall be in global form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Securities, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

(c)	Not later than 12:00 p.m. on the second business day following the date the Securities are first released by the Underwriters for sale, the Company shall deliver or cause to be delivered, copies of the Prospectus (as hereinafter defined) in such quantities and at such places as the Representatives shall request.

3.	Representations and Warranties of the Company. The Company represents, warrants and covenants to the Underwriters that:

(a)	The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-82717) on Form S-3, as amended, relating to the Securities, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933 (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A (“Rule 430A”) of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Underwriters. The term “Registration Statement” means the registration statement described above, as amended at the time it became effective (the “Effective Date”), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The Company will file with the Commission a prospectus supplement (the “Prospectus Supplement”) relating to the Securities pursuant to Rule 424 or Rule 434 under the Act. The term “Prospectus” means the form of final prospectus included in the Registration Statement at the Effective Date, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, and shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Securities as contemplated by Section 4(l) of this Agreement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934 (the “Exchange Act”), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be, and (ii) any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)

The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any preliminary prospectus, or instituting proceedings for that purpose. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the “Exchange Act Rules and Regulations”) and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and the following under the heading “Underwriting”: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids set forth in the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

(c)

The documents that are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the date hereof shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

(d)	The only subsidiaries (as defined in the Rules and Regulations) of the Company, other than Northern Border Partners, L.P. and its direct and indirect subsidiaries (the “NBP Subsidiaries”,) are the subsidiaries named on Schedule II hereto (excluding the NBP Subsidiaries, the “Subsidiaries”). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation, limited liability company, general partnership or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation, limited liability company, general partnership or limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to so qualify, be licensed or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”). Except as set forth on Schedule II hereto, all of the outstanding shares of capital stock, capital interests or partnership interests of the Subsidiaries have been duly authorized and validly issued and, as to capital stock, are fully paid and non-assessable, and are owned by the Company free and clear of all security interests, liens, encumbrances and claims whatsoever. Except for (i) the stock of or interests in the Subsidiaries disclosed on Schedule II hereto or as otherwise described on Schedule II hereto and (ii) as disclosed in the Registration Statement and the Prospectus, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws or other organizational documents of the Company and each of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(e)	None of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described or contemplated by the Registration Statement and the Prospectus.

(f)	The Securities and the issuance and sale of the Securities to the Underwriters pursuant to the Indenture and this Agreement have been duly and validly authorized by the Company and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement and the Indenture and paid for in accordance with the terms of this Agreement, will have been duly and validly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits provided by the Indenture. At the Closing Date, the Company will have an authorized and outstanding capitalization as set forth in the Prospectus.

(g)	The description of the Securities in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. The Indenture conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(h)	The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial condition of the Company, as of the date thereof and the consolidated results of operations and cash flows of the Company for the period covered thereby, in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. KPMG LLP (the “Accountant”), the independent registered public accounting firm who has certified the audited financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus, and any amendment or supplement thereto, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations and the Accountant is not in violation of the auditor independence requirements of Section 201 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company. Except as otherwise included or incorporated by reference in the Registration Statement or the Prospectus, there are no pro forma financial statements or other pro forma financial information required to be included or incorporated by reference in the Registration Statement or the Prospectus. The pro forma financial information of the Company included in the documents incorporated by reference into the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements in accordance with Article 11 of Regulation S-X of the Exchange Act and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included or incorporated by reference in the Registration Statement or the Prospectus. The Company’s ratios of earnings to fixed charges set forth in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Act.

(i)	The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and its Subsidiaries. The Company and each of its Subsidiaries maintain an adequate internal control structure, procedures for financial reporting and a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries; (iii) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounts of the assets of the Company and its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (a) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any material change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock, other than the ordinary quarterly dividend paid or payable by the Company to holders of the Common Stock and preferred stock consistent with past practices.

(k)	The Company is not an “investment company” or a company “controlled by” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). After receipt of the payment for the Securities, the Company will not be an “investment company” within the meaning of the Investment Company Act.

(l)

Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective directors or officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect.

(m)	The Company and each of its Subsidiaries has, and at the Closing Date, will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, “Governmental Licenses”) necessary to carry on its business as contemplated in the Prospectus, except for the Governmental Licenses the absence of which would not have a Material Adverse Effect, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business, including the Sarbanes-Oxley Act, other than noncompliance that would not, individually or in the aggregate, result in a Material Adverse Effect, and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date, will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, other than defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Company and each of its Subsidiaries, except as described in the Registration Statement and the Prospectus, no other party under any material contract or other agreement to which it is a party is in material default in any respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation, by-laws or other organizational documents.

(n)	No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such (i) as have been obtained under the Act or the Rules and Regulations, (ii) as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution by the Underwriters of the Securities and (iii) that the failure to obtain would not result in a Material Adverse Effect.

(o)	The Company has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(p)	The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act of 1939, as amended, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(q)	The performance by the Company of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Securities in the manner set forth in the Prospectus under “Use of Proceeds” will not result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any material contract or other material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

(r)	The Company and each of its Subsidiaries has good and valid title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or would not have a Material Adverse Effect. The Company and each of its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

(s)	All legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained herein and therein.

(t)	No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(u)	Neither the Company nor any of its Subsidiaries or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v)	No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated by this Agreement.

(w)	The Company and its Subsidiaries are in substantial compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent or threatened that could result in a Material Adverse Effect; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

(x)	The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks, service marks and trade names that are used in or necessary for the conduct of their respective businesses as described in the Prospectus, except for failures of ownership or use that would not cause a Material Adverse Effect. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person.

(y)	Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

(z)	All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed or extensions have been granted, and all other franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed or extensions granted, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided and taxes that are currently payable without penalty or interest. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are adequate to meet any known assessments or reassessments for additional income or corporate franchise tax for any years not finally determined.

(aa)	The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and natural resources or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as set forth in the Registration Statement and the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate result in a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl or mold and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(bb)	In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws or Hazardous Materials as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate have a Material Adverse Effect.

(cc)

Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received any written communication, whether from a governmental authority, citizens’ group, employee or otherwise, asserting that the Company or any of its Subsidiaries or any property owned or otherwise used by the Company or any of its Subsidiaries or other person or entity for whom any of them is or may be liable is not in compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws or involving the actual or alleged presence of Hazardous Materials, where such failure to comply would have a Material Adverse Effect, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future, except where failure so to comply would not have a Material Adverse Effect.

(dd)	The Company and each of its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. All such insurance is outstanding and fully in force on the date hereof and will be outstanding and fully in force on the Closing Date. Neither the Company nor any of its subsidiaries has sustained since the date of the last financial statements included in the Prospectus any material loss or interference with their respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(ee)	With respect to each employee benefit plan, program and arrangement (including, without limitation, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the “Benefit Plans”), no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement, in any such case, that could have a Material Adverse Effect.

(ff)	The statements in the Prospectus under the caption “Summary — Recent Developments,” (i) are within the coverage of Rule 175(b) under the Act to the extent such statements and data constitute forward-looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(gg)	There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(hh)

There are no outstanding loans (except for immaterial loans related to appliance and computer purchases pursuant to a program discontinued as to officers and directors under which no new loans have been made to officers or directors since the enactment of the Sarbanes-Oxley Act), advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(ii)	Any statistical or market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(jj)	The Company has not offered, or caused the Underwriters to offer, Securities to any person with the specific intent to influence unlawfully (i) a customer or supplier of the Company or any of its Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of its Subsidiaries or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the subsidiaries or any of their respective products or services.

(kk)	There is no broker, finder or other party, that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the transactions contemplated by this Agreement.

(ll)	The Company does not know of any breach or violation by any of the Koch Entities of its respective representations, warranties, covenants and agreements contained in the Purchase Agreements.

4.	Agreements of the Company. The Company agrees with the Underwriters as follows:

(a)	The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Securities by the Underwriters or a dealer (the “Prospectus Delivery Period”), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(b)

The Company will notify the Representatives promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Underwriters promptly of all such filings.

(c)	The Company has furnished, or will furnish, to the Underwriters, without charge, two conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

(d)	The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e)	The Company will deliver to the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus and if such document is not approved by the Underwriters after reasonable notice thereof.

(f)	Prior to any public offering of the Securities by the Underwriters, the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g)	During the period of two years commencing on the date of the Price Determination Agreement, the Company will furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriters a copy of each annual or other report it shall be required to file with the Commission.

(h)	The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the “effective date of the Registration Statement” (as defined in Rule 158 of the Rules and Regulations) falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after such “effective date of the Registration Statement” and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(i)	Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Securities, (iii) the word processing, printing and reproduction of this Agreement, any Dealer Agreements and any Underwriter’s Questionnaire, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (v) any filings required to be made by the Underwriters with the NASD, and the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) counsel to the Company, (viii) counsel to the Underwriters (except if this Agreement is terminated pursuant to Section 9), (ix) the rating, if any, of the Securities by one or more rating agencies, (x) the Trustee and any agent of the Trustee and the fees, disbursements and other charges of counsel for the Trustee in connection with the Indenture and the Securities and (xi) the Accountant.

(j)	The Company will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities to facilitate the sale or resale of any of the Securities.

(k)

The Company will apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.” The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(l)	The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Securities. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(m)	The Company and its Subsidiaries will keep and maintain books, records and accounts that accurately and fairly reflect, in reasonable detail, transactions in and dispositions of the assets of the Company and its Subsidiaries. The Company and each of its Subsidiaries will maintain an adequate internal control structure, procedures for financial reporting and a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries, (iii) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accounts of the assets of the Company and its Subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)

The Company and its Subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer or officers and Principal Financial Officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(o)	The Company and its Subsidiaries will take all such steps as may be necessary to enable it to be in substantial compliance with all effective applicable provisions of the Sarbanes-Oxley Act.

5.	Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriters hereunder are subject to the following conditions:

(a)	(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters will have received certificates, dated the Closing Date and signed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(b)

Since the respective dates as of which information is given in the Registration Statement and the Prospectus (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, and in the Representatives’ judgment makes it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Underwriters in accordance with the terms hereof and thereto.

(c)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

(d)	Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(e)	The Underwriters will have received opinions, each dated the Closing Date and satisfactory in form and substance to counsel to the Underwriters, from (i) Gable & Gotwals, counsel to the Company, to the effect set forth in Exhibit B, (ii) Anderson, Byrd, Richeson, Flaherty and Henrichs LLP, Kansas counsel to the Company, to the effect set forth in Exhibit C, (iii) Patman & Osborn, Texas counsel to the Company, to the effect set forth in Exhibit D and (iv) Fried, Frank, Harris, Shriver & Jacobson LLP, to the effect set forth in Exhibit E.

(f)	The Underwriters will have received an opinion, dated the Closing Date from Shearman & Sterling LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

(g)

On the date of the Prospectus, the Accountant shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Accounting Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement and the Prospectus. At the Closing Date the Accountant shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountant, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date that would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date.

(h)	At the Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer, President or a Vice President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	each signer of such certificate has reviewed the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

(ii)	each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

(iii)	each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

(i)	The Securities will be qualified for sale in such states as the Underwriters may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(j)	The Company shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(k)	Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) except as disclosed in the Prospectus, no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of subsidiaries (other than an announcement with positive implications of a possible upgrading).

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 11 shall at all times be effective and shall survive such termination.

6.	Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Underwriters pursuant to Section 5, Section 7 or Section 10, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

7.	Effectiveness of this Agreement.

(a)	This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) if required, notification by the Commission to the Company and the Underwriters of the effectiveness of the Registration Statement under the Securities Act.

(b)	Prior to such effectiveness, this Agreement may be terminated by either party by notice to the other party hereto, and any such termination shall be without liability on the part of (i) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, or (ii) the Underwriters to the Company except that the provisions of Section 8 shall at all times be effective and shall survive such termination.

8.	Indemnification.

(a)

The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any untrue statement in or omission from any preliminary prospectus, the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability received Securities to the extent that such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from the preliminary prospectus was corrected in the final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)	Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and the following under the heading “Underwriting”: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus.

(c)

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding any other provision of this Section 8(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)	In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason but is otherwise applicable in accordance with its terms, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case (i) shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.	Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities within 48 hours after such default, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriting under this Section 9.

10.

Termination. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Company from the Representatives if, prior to delivery and payment for the Securities, in the sole judgment of the Representatives, (a) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect; (b) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD or the New York Stock Exchange; (c) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or automated quotation system, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by the New York Stock Exchange or The Nasdaq Stock Market or by order of the Commission or the NASD or any court or other governmental authority; (d) a general banking moratorium shall have been declared by federal or New York or Oklahoma State authorities; (e) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial or securities markets, or any substantial change or development involving a prospective substantial change in national or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impractical or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (f) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (g) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in the judgment of the Representatives has a material adverse effect on the securities markets in the United States; or (h) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the business and operations of the Company regardless of whether of not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 4 and 6 hereof, (ii) the Underwriters to the Company or (iii) of any party hereto to any other party except that the provisions of Section 8 shall at all times be effective and shall survive such termination.

11.	Miscellaneous.

(a)	Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied and confirmed (i) if to the Company, at the office of the Company, 100 West Fifth Street, Tulsa, Oklahoma 74103, Facsimile: 918-588-7971, Attention: Chief Financial Officer, or (ii) if to the Underwriters, at the offices of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile: 212-816-7912, Attention: General Counsel. Any such notice shall be effective only upon receipt. Any notice under Section 10 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b)	This Agreement has been and is made solely for the benefit of the Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from the Underwriters.

(c)	All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any of its controlling persons and shall survive delivery of and payment for the Securities hereunder.

(d)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(e)	Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. The Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of all indemnified parties and its and their stockholders and affiliates) each hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

(f)	This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)	In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)	This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriters and the Company.

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Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

Very truly yours,

ONEOK, INC.

By:	/s/ Jim Kneale
Name:	Jim Kneale
Title:	Executive Vice President—Finance and Administration and Chief Financial Officer

Confirmed as of the date first above mentioned:

CITIGROUP GLOBAL MARKETS INC.

UBS SECURITIES LLC

Acting on behalf of themselves and as the Representatives of the several Underwriters named in the attached Schedule I.

By: Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Director

By: UBS Securities LLC

By:	/s/ Scott Whitney
Name:	Scott Whitney
Title:	Executive Director
UBS Securities LLC

By: UBS Securities LLC

By:	/s/ Rubayet Saleh
Name:	Rubayet Saleh
Title:	Associate Director
Debt Capital Markets

SCHEDULE I

Underwriter	Principal Amount of 5.20% Notes
Citigroup Global Markets Inc.	$140,000,000
UBS Securities LLC	140,000,000
ABN AMRO Incorporated	24,000,000
Greenwich Capital Markets, Inc	24,000,000
J.P. Morgan Securities Inc	24,000,000
Wachovia Capital Markets, LLC.	24,000,000
SunTrust Capital Markets, Inc.	17,200,000
BOSC, Inc	6,800,000

TOTAL	$400,000,000

Underwriter	Principal Amount of 6.00% Notes
Citigroup Global Markets Inc.	$140,000,000
UBS Securities LLC	140,000,000
ABN AMRO Incorporated	24,000,000
Greenwich Capital Markets, Inc	24,000,000
J.P. Morgan Securities Inc	24,000,000
Wachovia Capital Markets, LLC.	24,000,000
SunTrust Capital Markets, Inc.	17,200,000
BOSC, Inc	6,800,000

TOTAL	$400,000,000

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SCHEDULE II

SUBSIDIARIES OF THE COMPANY

Subsidiary	State of Incorporation or Organization	Company’s Ownership Percentage
Mid Continent Market Center, Inc.	Kansas	100.0%
ONEOK Sayre Storage Company	Delaware	100.0%
OkTex Pipeline Company	Delaware	100.0%
ONEOK Gas Transportation, L.L.C.	Oklahoma	100.0%
ONEOK Gas Storage Holdings, L.L.C.	Delaware	100.0%
ONEOK Texas Gas Storage, L.P.	Texas	100.0%
ONEOK WesTex Transmission, L.P.	Delaware	100.0%
ONEOK Gas Storage, L.L.C.	Oklahoma	100.0%
ONEOK Palo Duro Pipeline Company, Inc.	Delaware	100.0%
ONEOK Services Company	Oklahoma	100.0%
ONEOK Technology Company	Delaware	100.0%
ONEOK Energy Services Company, II	Delaware	100.0%
Kansas Gas Marketing Company	Kansas	100.0%
ONEOK Energy Services Company, L.P.	Texas	100.0%
ONEOK Energy Services Holdings, L.L.C.	Oklahoma	100.0%
ONEOK Energy Marketing Company	Oklahoma	100.0%
ONEOK Energy Services Canada, Ltd.	Canada	100.0%
ONEOK Leasing Company	Delaware	100.0%
ONEOK Parking Company, L.L.C.	Delaware	100.0%
ONEOK Field Services Company	Oklahoma	100.0%
ONEOK Bushton Processing, Inc.	Delaware	100.0%
Blue Moon Holdings, L.L.C.	Delaware	100.0%
ONEOK Field Services Holdings, L.L.C.	Oklahoma	100.0%
ONEOK Texas Field Services, L.P.	Texas	100.0%
Oklahoma Natural Energy Services Company	Oklahoma	100.0%
ONEOK Gas Gathering, L.L.C.	Oklahoma	100.0%
Potato Hills Gas Gathering System (general partnership)	Oklahoma	50.0%
ONEOK Kansas Company	Kansas	100.0%
Oasis Acquisition Corporation	California	100.0%
ONEOK Kansas Properties, L.L.C.	Kansas	100.0%
Sycamore Gas System (general partnership)	Oklahoma	48.4%
Fox Plant, L.L.C.	Delaware	50.0%
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma	100.0%
ONEOK NGL Marketing, L.P.	Texas	100.0%
Kansas Gas Supply Corporation	Delaware	100.0%
ONEOK WesTex Gas Pipeline, Inc.	Oklahoma	100.0%

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ONEOK Texas Resources, Inc.	Delaware	100.0%
ONEOK Energy Resources Company	Delaware	100.0%
ONEOK Energy Resources Holdings, L.L.C.	Delaware	100.0%
ONEOK Texas Energy Holdings, LLC	Delaware	100.0%
ONEOK Texas Energy Resources, L.P.	Delaware	100.0%
TGS Rio, L.L.C.	Delaware	100.0%
Mercado Gas Services Inc.	Delaware	100.0%
ONEOK Transmission Company	Delaware	100.0%
ONEOK Propane Company	Delaware	100.0%
Pan Border Gas Company, LLC	Delaware	100.0%
Northern Plains Natural Gas Company, LLC	Delaware	100.0%
NBP Services, LLC	Delaware	100.0%
Northern Border Pipeline Corporation	Delaware	100.0%

In addition to the interests of the Company in the Subsidiaries set forth above, the Company also directly or indirectly holds various interests in oil and gas wells and related projects and holds various undivided interests in gasoline plants and other facilities relating to the oil and gas business and holds minority interests in various other entities and ventures.

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Exhibit A

ONEOK, INC.

PRICE DETERMINATION AGREEMENT

June 14, 2005

CITIGROUP GLOBAL MARKETS INC.

UBS SECURITIES LLC

c/o CITIGROUP GLOBAL MARKETS INC.

      388 Greenwich Street

      New York, New York 10013

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated June 14, 2005 (the “Underwriting Agreement”), among ONEOK, Inc., an Oklahoma corporation (the “Company”), and the underwriters named in Schedule I thereto (collectively, the “Underwriters”). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of $400,000,000 aggregate principal amount of the Company’s 5.20% Notes due 2015 (the “5.20% Notes”) and $400,000,000 aggregate principal amount of the Company’s 6.00% Notes due 2035 (the “6.00% Notes”, and together with the 5.20% Notes, the “Securities”) to be issued pursuant to an Indenture, dated as of December 28, 2001, between the Company and SunTrust Bank, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated January 28, 2003, a Second Supplemental Indenture to be dated June 17, 2005 and a Third Supplemental Indenture to be dated June 17, 2005 (collectively, the “Indenture”). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Underwriters that the purchase price for the 5.20% Notes to be paid by the Underwriters shall be 99.296% of the aggregate principal amount of the 5.20% Notes and the purchase price for the 6.00% Notes to be paid by the Underwriters shall be 98.877% of the aggregate principal amount of the 6.00% Notes.

The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

This Agreement shall be governed by the law of the State of New York.

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If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

ONEOK, INC.

By:
Name:
Title:

Confirmed as of the date first above mentioned:

CITIGROUP GLOBAL MARKETS INC.

UBS SECURITIES LLC

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: UBS Securities LLC

By:
Name:
Title:

By: UBS Securities LLC

By:
Name:
Title:

EXHIBIT B

Form of Opinion of

Counsel to the Company

(a) The company and each of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) is a corporation, limited liability company, general partnership or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, except in each case with respect to the company or such significant subsidiaries as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is the direct or indirect sole record owner and, to such counsel’s knowledge, the sole beneficial owner of all of the capital stock, capital interests or partnership interests of each of its Subsidiaries, except as otherwise set forth on Schedule II to the Underwriting Agreement, dated as of June 14, 2005 (together with the Price Determination Agreement included therein as Exhibit A, the “Agreement”).

(b) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities, in connection with the execution, delivery and performance of the Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby except such as have been obtained under the Act, the Trust Indenture Act and the Rules and Regulations and such as may be required under state securities or “Blue Sky” laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Securities.

(c) The Registration Statement and the Prospectus (including any documents incorporated by reference into the Prospectus, at the time they were filed) comply or complied in all material respects as to form with the requirements of the Act, the Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations, the Trust Indenture Act and the Trust Indenture Act Rules and Regulations and the Indenture complies in all material respects as to form with the Trust Indenture Act (except that such counsel need not express an opinion as to (a) financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus (or incorporated by reference therein) and (b) the Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee on Form T-1).

(d) To such counsel’s knowledge, (a) any instrument, document, lease, license, contract or other agreement (collectively, “Documents”) required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein, and (b) any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement; and, to such counsel’s knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

(e) To such counsel’s knowledge, no person or entity has the right to require the registration under the Act of shares of common stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

(f) To such counsel’s knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Registration Statement and the Prospectus (including the documents incorporated by reference therein) or such as in the aggregate do not now have and would not reasonably be expected to have a Material Adverse Effect.

(g) The Securities and the Indenture conform in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

(h) All descriptions in the Prospectus (other than under the caption “United States Federal Tax Considerations”) of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown in all material respects.

(i) The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company.

(j) The Company has full corporate power and authority to enter into the Indenture and to issue the Securities, and the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act; the Securities have been duly authorized, executed, authenticated (assuming due authentication by or on behalf of the Trustee), issued and delivered.

(k) The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Agreement, the Indenture and the Securities do not and will not (a) violate the certificate of incorporation or by-laws of the Company, (b) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which such counsel has knowledge, (c) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its assets pursuant to the terms of, any (i) voting trust arrangement or any contract or other agreement to which the Company is a party that restricts the ability of the Company to issue securities of which such counsel has knowledge or (ii) Document filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement, (d) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which such counsel has knowledge or (e) violate applicable provisions of any statute or regulation in the State of Oklahoma or of the United States.

(l) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Such counsel hereby confirms to the Underwriters that such counsel has been advised by the Commission that the Registration Statement has become effective under the Act and that, to such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

Such counsel hereby further confirms to the Underwriters that, to such counsel’s knowledge, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company or any of its Subsidiaries, or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator that (i) seek to challenge the legality or enforceability of the Agreement or the Securities, (ii) except as set forth in the Registration Statement or Prospectus or any documents incorporated by reference therein, seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) except as set forth in the Registration Statement or Prospectus or any documents incorporated by reference therein seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement except as would not have a Material Adverse Effect, (iv) except as set forth in or contemplated by the Registration Statement or the Prospectus or any of the documents incorporated by reference into the Registration Statement or the Prospectus, seek money damages in excess of 10% of the current assets of the Company and its subsidiaries on a consolidated basis (as set forth in the Company’s Form 10-Q for the quarter ended March 31, 2005 filed with the Commission) or seek to impose criminal penalties upon the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such and of which such counsel has knowledge, other than ordinary routine litigation incidental to the Company’s business, or (v) except as set forth in or contemplated by the Registration Statement or the Prospectus or any of the documents incorporated by reference into the Registration Statement or the Prospectus, seek to enjoin any of the business activities of the Company or any of its Subsidiaries or the transactions described in the Prospectus and of which such counsel has knowledge.

Such counsel has participated in the preparation of the Registration Statement and the Prospectus. From time to time in connection therewith such counsel has had discussions with (i) officers and representatives of the Company, (ii) representatives of KPMG LLP, the independent registered public accountants who examined certain of the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, and (iii) the Underwriters’ representatives and counsel concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus. Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in or incorporated by reference in the Registration Statement and the Prospectus except to the extent set forth in paragraphs (g) and (h) above. Based solely upon the participation and discussions described above, however, no facts have come to such counsel’s attention that cause such counsel to believe that the Registration Statement and the Prospectus, when read collectively (except for the following as to which such counsel is not called upon to express a view (a) financial statements, schedules and other financial data contained in the

Registration Statement or the Prospectus (or incorporated by reference therein), (b) the Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee on Form T-1, and (c) the information referred to under the caption “Experts” in the Prospectus as having been included or incorporated by reference into the Registration Statement and the Prospectus on the authority of KPMG LLP as experts), as of the date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions of other counsel to the Company as to matters governed by the laws of jurisdictions other than the United States and the State of Oklahoma, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that in such counsel’s opinion that such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date. For purposes of the foregoing opinion, we have relied upon a certificate of the Trustee under the Indenture as to authentication of the Securities. For purposes of paragraphs (b) and (k)(e) above, such counsel has reviewed only those statutes, rules and regulations, including regulatory rules and regulations, that in such counsel’s experience are applicable to transactions of the type contemplated by the Agreement or for the offering, issuance, sale or delivery of the Securities. For purposes of the foregoing opinion, the term “knowledge” shall mean the conscious awareness of information by any Primary Lawyer, without undertaking any investigation. The term “Primary Lawyer” shall mean each lawyer in such counsel’s Firm who gave substantive attention to representations of the Company in connection with the transaction described in the Prospectus.

Capitalized terms used in such opinion but not defined shall have the meanings assigned to them in the Agreement, except the term “Subsidiaries” shall not include Northern Border Partners, L.P. or any of its direct or indirect subsidiaries or any subsidiaries listed on Schedule II to the Agreement as being organized under the laws of Mexico or Canada (“Excluded Subsidiaries”) and counsel shall not be required to express any opinions regarding any Excluded Subsidiaries.

EXHIBIT C

Form of Opinion of

Anderson, Byrd, Richeson, Flaherty & Henrichs LLP

No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body of the State of Kansas is required in connection with the offering, issuance, transfer, sale or delivery of the Securities (as defined above) of ONEOK, Inc., except that no opinion is expressed with respect to any state securities laws or other “blue sky” laws.

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EXHIBIT D

Form of Opinion of

Patman & Osborn

No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body of the State of Texas is required in connection with the offering, issuance, transfer, sale or delivery of the Securities (as defined above) of ONEOK, Inc., except that no opinion is expressed with respect to any state securities laws or other “blue sky” laws.

D-1

EXHIBIT E

Form of Opinion of

Fried, Frank, Harris, Shriver & Jacobson LLP

All defined terms to be defined in the opinion.

1.	The Indenture, when duly executed and delivered by the Trustee, will constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

2.	The Notes, when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture, and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture.

3.	The statements set forth in the Prospectus Supplement under the caption “United States Federal Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax law and subject to the limitations, qualifications and assumptions set forth therein, fairly and accurately summarize the matters set forth therein.

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